Exhibit 10.8.2.3

CAD/DEL/0039/2013-14

June 28, 2013

TV18 Home Shopping Network Ltd	Network 18 Media & Investments Limited
503, 504 & 507, 5th Floor, Mercantile House,	Express Trade Tower,
15 Kasturba Gandhi Marg, New Delhi – 110001	Plot No. 15 & 16, Sector 16A, Noida - 201301

Dear Sirs,

With reference to your request for grant of credit facilities, we are pleased to advise that The Ratnakar Bank Limited (“RBL” or “the Bank” or “the Lender”) has sanctioned the following credit facilities (the “Facilities”) to you, M/S TV18 Home Shopping Network Ltd (“the Borrower” or “the Company”) on the main terms and conditions set out below and other terms and conditions as may be incorporated in the Credit Facility Agreement(s) and other Transaction Documents to be executed shortly.

1	Facility Details

S. No.	Facility and Tenor / Validity	Pricing	Margin	Security	Special Terms & Conditions
1

Facility: Term Loan

Amount: INR 25,00,00,000/- (Rupees Twenty Five Crores Only)

Purpose: Capital Expenditure/ Reimbursement of Capital Expenditure

Tenor: 48 Months

Repayment: 14 structured quarterly installments as given in Annexure B

Availability: 36 months

Interest Rate:

2.75% above the RBL Base Rate. Current RBL Base Rate is 11.0% Current effective rate is 13.75% p.a. (Floating) payable at monthly rests

Facility upfront fees (non-refundable): 1.50% of the facility amount plus applicable taxes payable upfront

Nil

•      Exclusive charge by way of hypothecation on the entire current assets (including loans and advances) of the company, both present and future

•      Exclusive charge by way of hypothecation on the entire movable fixed assets of the company, both present and future

•      Unconditional and Irrevocable Corporate Guarantee of Network 18 Media & Investments Limited

•      During the tenor of facilities, total outstanding under Term Loan and LuT for Buyer’s Credit facilities should not exceed the outstanding as per repayment schedule of Term Loan.

•      Post Dated Cheques for Principal repayments.

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

1a.

Facility: Letter of Credit

(sight/Usance) (Sub limit of Term Loan)

Amount: INR 20,00,00,000/- (Rupees Twenty Crores only)

Purpose: Capital Expenditure (import of equipment)

Tenor: Up to 6 Months

Availability Period: 6 months

	Commission: 1.50% p.a. plus Applicable Service Tax	Nil	Same as applicable to Term Loan Facility	NA

1b.

Facility: Letter of Undertaking for Buyer’s Credit (LuT) (Sub limit of Term Loan)

Amount: INR 20,00,00,000/- (Rupees Twenty Crores only)

Purpose: Capital Expenditure (import of equipment)

Tenor: Max 36 Months

Availability Period: 30 months

	Commission: All inclusive cost (including currency hedging) maximum 12.0% p.a. plus Applicable Service Tax	Nil	Same as applicable to Term Loan Facility	• During the tenor of facilities, total outstanding under Term Loan and LuT for Buyer’s Credit facilities should not exceed the outstanding as per repayment schedule of Term Loan.

2	Interest: Interest on each advance shall be due and payable on the last day of the term or on the last day of every calendar month or at such intervals as may be stipulated by the Bank, whichever is earlier. Interest shall be computed based on the actual number of days elapsed on (i) a 365 day year for Indian Rupees or (ii) such other day year that is customary for any other currency.

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

The Bank may at its sole discretion make disbursement(s)/allow drawal(s)/utilisation of the Facility or any part thereof pending creation and perfection of full and final security in favour of the Bank. In the event disbursement(s)/ drawal(s)/utilisation of the Facility or any part thereof are made pending creation and perfection of full and final security in favour of the Bank (unless otherwise a specific time frame granted by the Bank), the Borrower shall pay additional interest at the rate of 2% p.a. over and above the applicable Interest/Commission, from the date of first disbursement/drawal/utilisation of the Facility till the date the security is fully and finally created and perfected to the satisfaction of the Bank. Please note that the maximum period for creation and perfection of full and final security in favour of the Bank is as per mentioned in Annexure A below. If the Borrower fails to create security in the above specified period it shall be treated as Event of Default.

Penal Interest:

•	Non-payment of interest / installment / any other amount due to the Bank on the due date will attract additional interest @ 2% on the overdue interest / installment / any other amount due to the Bank.

In addition to above, please note that:

•	The Bank shall have the right to change the rate of Interest, at its discretion, or as may be required by Reserve Bank of India or any other authority.

3	Duties and Taxes: The Borrower shall bear all such imposts, duties and taxes (including interest, stamp duty and other taxes, if any) as may be levied from time to time by the Government or other authority with the sanction of law, pertaining to or in respect of the Facility Amount.

4	Increased Costs: The Borrower agrees to pay to the Lender the amount of any Increased Cost incurred by the Lender or any of its Affiliates as a result of:

•	the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation; or

•	compliance with any law or regulation made effective after the date of this Facility Letter.

The terms “law” and “regulation” in this clause shall include, without limitation, any law or regulation, circular or notification concerning capital adequacy, prudential limits, liquidity, reserve assets or tax.

Provided that the Borrower need not make any payment for an Increased Cost to the extent that the Increased Cost is:

•	compensated for under another clause in this Facility Letter or would have been but for an exception to that clause; or

•	attributable to the Lender or its Affiliates willfully failing to comply with any law or regulation.

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

For the purpose of this clause “Increased Cost” shall include:

(a)	an additional or increased cost; or

(b)	a reduction in the rate of return from a Facility or on the Lender’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Lender or one of its Affiliates); or

(c) a reduction of an amount due and payable to the Lender,

which is incurred or suffered by the Lender for performing its obligations and/or commitments and/or making advance pursuant to this sanction letter or any other document executed for availing credit facility from the Lender.

5	Conditions Precedent / Subsequent: You may utilize the Facilities only after complying with the conditions precedents detailed in Annexure A, to the satisfaction of the Bank. Further, the Borrower agrees to comply with the conditions subsequent as detailed in the later part of Annexure A after availing credit facilities from the Bank.

6	Financial / Other covenants:

6.1	You hereby covenant that so long as the Facilities or any sum thereunder are outstanding, you shall:

(i)	from time to time at the Bank’s request forthwith deliver to us such information about your business, assets and financial condition to the Bank;

(ii)	furnish to the Bank on a regular basis the Insurance Policy duly endorsed in Bank’s favour, covering the value of assets, hypothecated / mortgaged to the Bank.

(iii)	furnish to the Bank as soon as possible and in any event not later than 180 days after the close of each financial year an originally signed or certified true copy of your audited balance sheet together with Profit & Loss Account, Auditors’ Report and such other statements/reports attached to the balance sheet for the year;

(iv)	Borrower to maintain EBITDA better than negative Rs. 70 Crore for FY14 and EBITDA should be positive for FY15. In case of breach, RBL will have right to increase pricing.

(v)	Network 18 group to remain as the majority shareholder and retain management control in the Borrower Company during the currency of the RBL facilities.

(vi)	Network 18 Media & Investments Limited to maintain Total Debt / TNW of less than 0.5x throughout the tenor of facility.

(vii)	keep the Bank informed of the happening of any event likely to have substantial effect on its business or profit.

(viii)	Get our facilities rated by Credit Rating Agency/ies, as approved by the Bank, before September 30, 2013 and to get such rating done annually or at such intervals as may be decided and intimated by us to you, from time to time.

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

“Credit Rating Agency” shall mean and refer to the domestic credit rating agencies such as Credit Analysis and Research Limited, CRISIL Limited, Fitch India Private Limited and ICRA Limited and international credit rating agencies such as Fitch, Moody’s and Standard & Poor’s and such other credit rating agencies identified and/or recognized by Reserve Bank of India from time to time.

In the event your (and/or any of your security provider’s) credit worthiness deteriorates, in our sole opinion, and/or when your rating (and/or any of your security provider) has been downgraded by the Credit Rating Agency in its report and/or if BLR falls below rating acceptable to us, then we shall be entitled to unconditionally cancel the Facility without any notice to you and upon such cancellation, the outstanding Facility/Loan shall immediately become due and payable irrespective of any agreed maturity and we shall be entitled to enforce security.

(ix)	adhere to any covenants stipulated by the Bank from time to time.

(x)	allow the Bank to examine the books of accounts of the Borrower and to have its office/factory/godowns/other premises inspected from time to time by officers of the bank and/or outside consultants. Any expenses incurred by the Bank in this regard will be borne by the Borrower.

6.2	Negative Covenant: During the currency of the Facility, the Borrower shall not, without prior written approval of the Bank:

(i)	Effect any change in the capital structure including proposed equity and debt patterns,

(ii)	Carry out change of Business.

(iii)	Declare or pay any dividends on any of the equity/preference shares without prior approval of Bank if it fails to meet its obligations to pay interest, principal installments and/or other monies payable to Bank.

(iv)	Pay any consideration whether by way of commission, brokerage, fees or in any other form to the guarantors for giving their personal / Corporate guarantee.

(v)	Create or allow to exist any encumbrance or security over assets specifically charged to the Bank without prior written consent of the Bank;

(vi)	Undertake or permit any reorganisation, amalgamation, reconstruction, takeover or any other schemes of compromise or arrangement, nor amend any provision of your major constitutive documents in such a manner that will affect our rights under the Facilities.

(vii)	Induct or allow any person to be inducted who is a Director on the Board of a company which has been identified as a willful defaulter. In the event, if any Director of the Borrower is associated with any entity which has been declared as willful defaulter, the Borrower shall take expeditious and effective steps for removal of such Directors from its Board of Directors.

(viii)	Make any investment or take assets on ease.

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

(ix)	Enter into borrowing Arrangements, either secured or unsecured, with any other bank or financial institutions.

(x)	Undertake any guarantee obligation on behalf of any other Company (including group companies).

(xi)	Sell, assign, mortgage or otherwise dispose off any of the fixed assets or equity interest charged to the Bank.

(xii)	Enter into any contractual obligation of long term nature or materially affecting the Borrower financially.

(xiii)	Monies brought in by the promoters / directors/ associate companies as loans/ share application money pending allotment shall be sub-ordinated to the loans of the Banks, and shall not be repaid during the currency of the loan by the Bank, and may carry such interest as approved by the Bank.

(xiv)	Invest by way of share capital in or lend or advance funds to place deposits with any other concerns, except in normal course of business or as advances to employees.

(xv)	Grant Loans to Promoters/associates and other companies.

(xvi)	Make any repayment of the loans and deposits and discharge other liabilities except those shown in the funds flow statement submitted from time to time

7	Payment: Each payment (whether principal, interest or otherwise) under the Facilities will be made when due without any deduction, in immediately available and good funds and in the currency in which the Facilities are outstanding. If you are required by law to deduct any payment, you shall pay us such further sum to ensure that we received the same amount as if no deduction had been made. If any such payment falls due on a non Business Day, the same shall be paid on the immediately preceding Business Day. Business days as mentioned in this letter mean any day (excluding Sunday and public holiday) that banks are open for business.

8	Representations: You represent to us that:

(i)	you are duly incorporated under the laws of your country of incorporation with the power to enter into and exercise your rights and perform your obligations under the Facilities,

(ii)	all actions internal or external required to authorise your execution of this letter and your performance of your obligations under the Facilities have been duly taken and the exercise of your rights and performance of your obligations under the Facilities will neither contravene any law or regulations to which you are subject nor cause you to be in breach of or default under any agreement/document / Memorandum of Association / Articles of Association binding on you or any of your assets

(iii)	your obligations under the Facilities are legal, valid, binding and enforceable against you

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

(iv)	all governmental or other licenses, consents and authorisations requisite for such execution, delivery and performance have been obtained and are in full force and effect

(v)	each of these representations will remain correct and complied with so long as the Facilities and/or any sum thereunder remain outstanding.

9	Cancellation or Termination: During the Availability period or at any time during the currency of the Facility/Loan, without any prior intimation to the Borrower, the Lender may, in its sole discretion, cancel the Facilities and to withhold/stop any disbursement, if any default has occurred or likely to occur or if it becomes unlawful for the Bank to disburse or continue the Facilities to the Borrower or if it will becomes unlawful for you to perform or comply with any of your obligations under the Facilities.

The Borrower unconditionally agrees, undertakes and acknowledges that the Bank has an unconditional right to cancel the un-utilized portion of the Facility, whether in part or in full, at any time during the currency of the Facility/Loan without any prior intimation for such cancellation to the Borrower.

10	Assignment: The Bank may assign or transfer any of its rights, benefits and obligations under the Facilities to any third party / parties, in any manner as the Bank deems fit, without any notice to or consent of the Borrower. However, you shall not, without the prior written consent of the Bank, assign or transfer any of your rights, benefits and obligations under the Facilities.

11	Law: This letter shall be governed by the laws of India, and the courts of New Delhi shall have non-exclusive jurisdiction over all legal action and proceedings arising under the Facilities.

12	Disclosure of facilities: The Bank is authorised to disclose information relating to the Facilities and/or you to any Bank / Financial Institution and / or to the Reserve Bank of India or any other agency authorised in this behalf by the Reserve Bank of India.

13	Review Date: Notwithstanding the terms herein, the Bank shall have the right to review this Facility and / or any of the terms and conditions thereof and / or any other documents and / or security relating thereto. The facilities will be reviewed by June 25, 2014.

14	In the event of there being any inconsistency between the terms and conditions set out herein and set out in security documents then in that case the terms and conditions contained in the security documents shall prevail. The word security documents would mean all the documents, which are executed in pursuance of the credit facilities granted to you.

15	Supercession: This letter supersedes all our earlier correspondence in this regard.

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

16	Documentation: As advised by the Bank, including but not limited to documents mentioned in Annexure A of this letter.

This offer shall be valid for acceptance until One Month form the date of this letter. Kindly confirm to us, by signing on the duplicate copy of this letter, your acceptance of the foregoing terms and conditions and return the same to us so as to be received by us prior to the above date.

Should you have any query regarding the above terms and conditions, please do not hesitate to contact the right-hand undersigned.

Yours faithfully,
FOR THE RATNAKAR BANK LIMITED

/s/ BHARAT RUNGTA	/s/ PARMINDER SINGH
Bharat Rungta	Parminder Singh
Head – North	Deputy Vice President
Corporate & Institutional Banking	Corporate & Institutional Banking

We, TV18 Home Shopping Network Ltd confirm acceptance of the above terms and conditions:

/s/ SACHIN RASTOGI
Borrower’s Stamp & Signature

We, Network 18 Media & Investments Limited confirm acceptance of the above terms and conditions:

Guarantor’s Stamp & Signature
*[Please sign on the preceding pages as well]
Title:
Date:
Place:

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

ANNEXURE A

Conditions Precedents

1.	Execution and submission of the Facility / Security Documentation to the satisfaction of the Bank:

•	Accepted Sanction Letter;

•	Certified true copy of the Borrower’s Board Resolution accepting the Facilities and authorising particular persons to deal with us in connection with it and execute required documents;

•	Demand Promissory Note for INR 25,00,00,000/- to be executed (INR 1/- revenue stamp to be affixed) in our prescribed format;

•	Letter of Continuity to be executed under the common seal, in terms of the Articles of Association of the Company in our prescribed format;

•	Agreement for Irrevocable Letter of Credit to be executed under the common seal, in terms of the Articles of Association of the Company;

•	Counter Indemnity for Buyers Credit to be executed under the common seal, in terms of the Articles of Association of the Company in our prescribed format;

•	Deed of Hypothecation to be executed under the common seal, in terms of the Articles of Association of the Company;

•	General Power of Attorney (notarized “Before Me”) to be executed under the common seal, in terms of the Articles of Association of the Company in our prescribed format;

•	Corporate Guarantee of Network 18 Media & Investments Limited to be executed in our prescribed form, on the requisite stamp as prescribed under the prevailing Stamp Act;

•

Undertaking from Network 18 Media & Investments Limited that they will ensure positive TNW for HS 18 throughout tenor of facility. TNW would include unsecured promoter loans and share application money planned to be converted to equity;

•	Such other documents as we may reasonably consider being relevant.

Conditions Subsequent

1.	Execution and submission of the Facility / Security Documentation to the satisfaction of the Bank:

•	RBL to be the sole banker for TV18 Home Shopping Network Ltd.

•	Borrower not to enter into borrowing Arrangements, either secured or unsecured, with any other bank or financial institutions without prior approval from RBL.

•	All expenses related to capital expenditure including foreign remittances to be done through current account with RBL.

•	Borrower to provide quarterly information report with details of Net Sales, EBITDA and PBT within 30 days of close of each quarter.

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658

2.	Other conditions Subsequent

•	The borrower hereby undertakes.

•

Not to use the funds for capital market activities or real estate or Subscription to / purchase of shares/debentures or Extending loans to subsidiary companies/associates or for making inter-corporate deposits or any speculative purposes.

•	The directors/senior executives of the company and /or their relatives are not connected with the bank (RBL) and are not directors in any other bank.

•	The company/its directors are not defaulters with any bank/FI, and there are no legal proceedings initiated or pending against them for recovery of any borrowings

•

The Borrower shall maintain adequate books and records which should correctly reflect their financial position and operations and it should submit to the Bank at regular intervals such statements as may be prescribed by the Bank in terms of the RBI/Bank’s instructions issued from time to time.

•

The Borrower shall furnish to the Bank, the position vis-à-vis the outstanding statutory obligations such as income tax, payment of provident fund, additional emoluments (compulsory deposit), gratuity, electricity dues etc. as and when demanded by the Bank with reasons, if any, for increase from the earlier month and the proposed plan of payments thereof.

•	The Company consents to the Bank’s right to recover the loan / any outstanding through appointment of a private agency as the Bank deems appropriate.

•	The credit facilities granted will be subject to RBI guidelines/Bank’s policies from time to time.

ANNEXURE B

Repayment Schedule

Installment number	Time from first disbursement (months)	Amount (INR Crore)	Balance Principal (INR Crore)
1	9	0.5	24.5
2	12	0.5	24.0
3	15	1.5	22.5
4	18	1.5	21.0
5	21	1.5	19.5
6	24	1.5	18.0
7	27	2.0	16.0
8	30	2.0	14.0
9	33	2.0	12.0
10	36	2.0	10.0
11	39	2.5	7.5
12	42	2.5	5.0
13	45	2.5	2.5
14	48	2.5	0.0

www.ratnakarbank.co.in

The Ratnakar Bank Limited

Connaught Place Branch

Ground Floor, Dr. Gopal Das Bhawan, 28 Barakhamba Road, New Delhi. | Telephone: +91 11 49365500

Registered Office

1st Lane, Shahupuri, Kolhapur - 416001. Maharashtra, India. | Tel.: +91 231 2653006 | Fax : +91 231 2653658